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                                                                   EXHIBIT 10.34

                                    SUBLEASE

     THIS SUBLEASE (the "Sublease") is made as of the 29th day of March, 2002 between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Sublessor") and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation ("Sublessee").

                                   WITNESSETH

     WHEREAS, reference is hereby made to a certain Lease by and between OMV Associates Limited Partnership, as landlord, and New England Life Insurance Company dated January 29, 1999 (the "Lease") regarding certain premises in the building known as and numbered 31 Saint James Avenue in Boston, Massachusetts (the "Building"), which premises is more particularly described in said Lease, a copy of which is attached hereto as EXHIBIT A; and

     WHEREAS, pursuant to the terms of a certain Assignment of Lease dated October 1, 2000, New England Life Insurance Company assigned its interest as tenant under the Lease to Sublessor; and

     WHEREAS, OMV Associates Limited Partnership remains the holder of all of the landlord's interest under the Lease; and

     WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the premises described in EXHIBIT B annexed hereto, together with the right to use, in common with others entitled thereto, the hallways, stairways, and elevators necessary for access to the same, and the lavatories nearest thereto (the "Subleased Premises").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, covenant and agree as follows:

     1.    INCORPORATION BY REFERENCE

     Sublessor hereby subleases to Sublessee and Sublessee hereby subleases and hires from Sublessor the Subleased Premises upon the terms, covenants and conditions hereinafter provided. This Sublease is subject and subordinate to all of the terms and conditions of the Lease. However, unless expressly set forth herein to the contrary, Sublessee shall not have any expansion rights, renewal rights, purchase options, rights of first refusal or first offer, holdover rights, subletting rights, assignment rights, rent concessions and monetary allowances. Any capitalized terms used in this Sublease but not defined herein shall have the meaning ascribed to such term in the Lease. Sublessee covenants and agrees to perform the obligations of Sublessor as "Lessee" in the Lease, as set forth therein, and Sublessor covenants and agrees, subject to subparagraphs 1(b) and 1(c), below, to perform the obligations of "Lessor" in the Lease or cause Prime Lessor to perform same, except to the extent that this Sublease modifies those obligations and to the extent such obligations, terms and conditions are not applicable to the Subleased Premises. The terms, provisions, covenants, and conditions of the Lease are incorporated herein by reference on the following understandings:

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     (a)   In any case where the Prime Lessor reserves the right to enter the
Subleased Premises pursuant to the Lease, said right shall inure to the benefit of the Prime Lessor as well as to Sublessor with respect to entry onto the Subleased Premises, provided that in either case prior written notice shall be given, except in cases in emergency.

     (b) With respect to the performance of any other obligations required of Prime Lessor under the Lease, which may include, however not be limited to, work, services, repairs, repainting and restoration, Sublessor's sole obligation shall be to request the same of Prime Lessor, after first receiving a request in writing from Sublessee, and to use reasonable efforts (excluding litigation) in order to obtain the same from Prime Lessor.

     (c) Notwithstanding anything in this Sublease to the contrary, Sublessee agrees that Sublessor shall not be obligated to furnish for or to Sublessee any material or service of any nature whatsoever, including, without limitation, those expressly referred to in the Lease. However, in accordance with provision
(b) above, Sublessor shall be obligated to make reasonable efforts (excluding litigation) to obtain the performance of and furnishing of such services for the Subleased Premises by Prime Lessor in accordance with the terms of the Lease.

     (d) In connection with any alterations, as described in the Lease, which are desired to be made by Sublessee, during the term of this Sublease, the terms and conditions of the applicable provisions of the Lease shall be applicable to this Sublease, except as otherwise provided for herein. Notwithstanding anything to the contrary set forth herein, or in the Lease, Sublessee shall not make any alteration, addition, improvement, upgrade or other work (collectively, "alterations") in or to the Subleased Premises without first obtaining the prior written consent of Sublessor. All plans and specifications for such work shall be prepared by Sublessee, at Sublessee's sole cost and expense. Provided that Prime Lessor shall not require removal, Sublessor agrees that it will not require Sublessee to remove any of Sublesse's improvements at the expiration of the Sublease Term. Otherwise, all alterations shall be removed by Sublessee upon expiration or termination of the Sublease term, pursuant to the terms and conditions of the Lease. Provided that the Prime Lessor approves any such alterations, Sublessor's consent to the same shall not be unreasonably withheld, conditioned, or delayed.

     (e) With respect to the Subleased Premises, Sublessee shall be entitled to have the benefit of all work and services to be provided or rendered by Prime Lessor to Sublessor pursuant to the Lease. In the event that Prime Lessor shall fail or refuse to comply with any of the terms of the Lease on its part to be performed affecting the Subleased Premises or the use or occupancy thereof by Sublessee, not earlier than ten (10) days following written notice to Sublessor Sublessee shall have the right, in its own name (and in the name of Sublessor if Sublessee shall obtain Sublessor's prior written approval of the use of its name, which approval shall not be unreasonably withheld), and at its sole cost and expense, to require and obtain performance by Prime Lessor pursuant to the terms of the Lease.

     (f) This Sublease shall be contingent upon Sublessor obtaining the written consent of Prime Lessor. Such consent shall be evidenced by Prime Lessor's execution hereof or by other appropriate written evidence. Such consent shall specifically extend to the provisions of Section 11(f) hereof. If such consent is denied, this Sublease shall be automatically deemed

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terminated. If such consent is not received on or before April 15, 2002, either
Sublessor or Sublessee may terminate this Sublease on thirty (30) days written notice to the other and this Sublease shall terminate at the end of such thirty
(30) day notice period unless the consent is received on or before the end of such thirty (30) day notice period. Sublessor and Sublessee shall cooperate and act in good faith to obtain such consent.

     (g) This agreement is deemed between the parties to be a sublease and not an assignment.

     (h) The provisions of the Lease set forth in EXHIBIT D are deemed specifically excluded from the incorporation by reference of the Lease into this Sublease.

     2.    TERM

     The term of this Sublease shall commence on April 15, 2002(or such earlier date as the Prime Lessor consents under Section 1(f) hereof is received) (the "Sublease Commencement Date") and shall expire on March 30, 2004, unless sooner terminated pursuant to the terms of the Lease, this Sublease, or any provision of applicable law. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in as good condition and order as at the commencement of the term, reasonable wear and tear, and damage by fire or other casualty excepted. If the Subleased Premises are not surrendered upon the expiration or termination off this Sublease, Sublessee shall indemnify and hold Sublessor harmless from any and all actions, claims, demands, damages, liabilities and expenses which may arise out of Sublessee's continued occupancy of the Subleased Premises, including without limitation, any liability accruing to Prime Lessor under the Lease. Sublessee's obligations under this provision shall survive the expiration or earlier termination of this Sublease.

     3.    RENT

     Sublessee covenants and agrees to pay to Sublessor Monthly Base Rent set forth in Exhibit C in lawful money of the United States. The Monthly Base Rent shall be paid in advance on the first day of each month, commencing on Sublease Commencement Date, without notice or demand and without abatement, deduction, offset or similar right, except as otherwise provided herein or in the Lease, and shall be sent to Metropolitan Life Insurance Company, 2400 Lakeview Parkway, Alpharetta, GA 30004 Attn: Leasing Operations (or to such other address as Sublessor shall direct in writing, and if Sublessor shall direct in writing, such amount shall be paid by wire transfer). In the event that the term of this Sublease begins or ends on any day other than the first day of a calendar month then the rental payments for such periods shall be prorated on a per diem basis.

     When any provision of this Sublease requires the payment of any sums of money other than Monthly Base Rent, such sums shall be deemed additional rent, and shall be due and payable on the date the next Monthly Base Rent payment is due and payable unless provided otherwise in this Sublease.

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     4.    USE

     Sublessee shall use and occupy the Subleased Premises for executive and general office purposes and for the purposes otherwise specifically permitted by the Lease and for no other purpose. Sublessee will not use or suffer or permit the use of the Subleased Premises, or any part thereof, in any manner which would violate any provision of the Lease.

     5.    IMPROVEMENTS

     Sublessee accepts the Subleased Premises in its "as is" "where is" condition, except as set forth in Exhibit C, and acknowledges that no representation with respect to the condition thereof has been made, provided, however, that Sublessor shall deliver the Subleased Premises to Sublessee in broom clean condition, free of all debris and personal property other than the Furnishings (defined in Exhibit C). Sublessor has no responsibility for improving the Subleased Premises, performing any work or furnishing any materials, except as set forth on Exhibit C.

     Notwithstanding anything to the contrary set forth herein, Sublessor shall not be liable for any loss, cost, expense or damage and this Sublease shall not be affected and shall not terminate, nor shall the term of this Sublease be extended, if Sublessor is unable to deliver the Subleased Premises due to fire, casualty or other events beyond the control of Sublessor. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until Sublessor delivers the Subleased Premises to Sublessee, but Sublessee shall have the right to terminate this Sublease if the Subleased Premises are not delivered within 30 days after the Sublease Commencement Date.

     6.    DEFAULT BY SUBLESSEE

     If Sublessee fails to perform any of the terms, covenants and agreements of the Sublease, including, but not limited to, the payment of any rent, or if any event of default as described in Section 19 of the Lease shall occur and such default shall not have been remedied within the shorter of (x) the grace period set forth in the Lease less five (5) days, or (y) ten (10) days after written notice from Sublessor (a "Sublessee Default"), Sublessor, in addition to the remedies given in this Sublease or in the Lease (in regard to the Prime Lessor) or under law or in equity, may do any one or more of the following:

     (i) terminate this Sublease, at which time Sublessee shall surrender the Subleased Premises to Sublessor;

     (ii) enter and take possession of the Subleased Premises either with or without process of law and remove Sublessee, with or without having terminated this Sublease; and

     (iii) alter locks and other security devices at the Subleased Premises.

     (iv) exercise any other remedy permitted under the law of the State of Massachusetts or provided to Prime Lessor under the Lease.

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     Sublessee waives any and all claims for damages incurred by reason of
Sublessor's reentry, repossession, or alteration of locks or other security devices upon the occurrence of a Sublessee Default, and for damages lawfully incurred by reason thereof. If Sublessor terminates this Sublease or ends Sublessee's right to possess the Subleased Premises because of a Sublessee Default, Sublessor shall hold Sublessee liable for any rent and any additional rent due hereunder, for the remainder of the term of this Sublease had there been no Sublessee Default, as well as any and all reasonable costs incurred by Sublessor in enforcing its remedies hereunder, less the net amount, if any, of rents collected by Sublessor on account of its sublease of the Subleased Premises to a third-party for the balance of the term of the Sublease (and in no event shall Sublessor pay any such rents to Sublessee hereunder).

     No surrender of possession of the Subleased Premises, or any part thereof, or the surrender of the remaining term of this Sublease, shall release Sublessee from any of its obligations hereunder unless accepted and expressly agreed to by Sublessor in writing. The receipt and retention by Sublessor of any rent or any additional rent due hereunder from anyone other than Sublessee, or with Sublessor's knowledge of any breach of any covenant, agreement, term or provision shall not be deemed a waiver of the breach by Sublessee of any covenant, agreement, term or provision of this Sublease, or as a release of Sublessee from the further keeping, observance or performance by Sublessee of the covenants, agreements, terms, provisions and conditions of this Sublease.

     7.    DEFAULT BY SUBLESSOR

     Sublessor covenants and agrees to comply with all of the terms and conditions of the Lease (to the extent not assumed by Sublessee hereunder) including, but not limited to, the payment of all Basic Rent and Additional Rent to Prime Lessor, so long as Subtenant is not in default under this Sublease, after any applicable notice and beyond any and all applicable grace and cure periods. Sublessor shall cure any default under the Lease within any applicable cure period, except to the extent that such default arises from an act or omission of Sublessee. In the event that the Lease is terminated by the Prime Lessor as a result of the default of Sublessor and not Sublessee, then Sublessee may, at its option, pursue all remedies against Sublessor at equity and at law as are determined by it, including the right to seek damages suffered by Sublessee in the event that Sublessee vacates the Subleased Premises due to said default of said Sublessor. Sublessor agrees to indemnify and hold Sublessee, its successors and assigns, harmless from and against any and all claims, losses, liabilities, actions and expenses, including reasonable attorneys' fees, to the extent arising from the negligence or intentional misconduct of Sublessor or the failure of Sublessor to perform any and all obligations under the Lease other than those obligations assumed or otherwise undertaken hereunder by Sublessee. Sublessor agrees that it shall not amend the Lease as the same pertains to the Subleased Premises without the written consent of Sublessee, which consent shall not be unreasonably withheld, conditioned, or delayed.

     8.    INDEMNIFICATION

     Sublessee shall indemnify, defend, pay on behalf of and hold harmless Sublessor and its officers, directors, invitees and agents, employees and servants from and against any loss, damage, liability, cost, claim or expenses (including, without limitation, reasonable attorneys'

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fees arising) from or in connection with (i), any act or omission occurring or failing to occur within the Subleased Premises, except to the extent caused by the negligence or act of Sublessor (ii) any accident, injury or damage whatsoever occurring in the Subleased Premises, except to the extent caused by the negligence or act of Sublessor (iii) any breach of this Sublease by Sublessee or (iv) any negligence of Sublessee.

     9.    NOTICES

     (a) Any notice, request or demand permitted or required to be given by the terms and provisions of this Sublease, either by Sublessor to Sublessee or by Sublessee to Sublessor, shall be in writing. Such notice, request or demand shall be sent by certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable national overnight courier service providing a receipt upon delivery. Any such notice, request or demand shall be addressed to Sublessor or Sublessee, as applicable, as follows:

     If to Sublessor,

           Metropolitan Life Insurance Company
           2400 Lakeview Parkway
           Alpharetta, GA 30004
           Attention: Asst. Vice President, Facilities and Services

     With a copy to:

           Metropolitan Life Insurance Company
           One Madison Avenue
           New York, NY 10010
           Attention: Law Department, Chief Counsel, Corporate

     If to Sublessee,

           The First Marblehead Corporation
           30 Little Harbor
           Marblehead, Mass 01945
           Attn: Ralph James

     With a copy to:

           Pierce Atwood
           One Monument Square
           Portland, ME 04101
           Attn: Richard P. Hackett, Esq.

Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it by notice given in the foregoing manner at least fifteen (15) days prior to such address being effective.

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     (b)   All notices shall be effective upon receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent.

     10.   SECURITY DEPOSIT

     Sublessee shall deposit with Sublessor the sum of $56,250.00 as Security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent and additional rent, Sublessor may use, apply or retain the whole or any part of the Security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Subleased Premises, whether such damages or deficiency accrued before or after legal proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security shall be returned to Sublessee after the date fixed as the end of the Sublease and after delivery of entire possession of the Subleased Premises to Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     In lieu of a cash security deposit as contemplated by this Article, Sublessee may deposit with Sublessor a transferable, irrevocable standby letter of credit (said letter of credit and any replacement thereof, the "Letter of Credit") in the amount of FIFTY-SIX THOUSAND TWO HUNDRED FIFTY and NO/100 DOLLARS ($56,250.00). The Letter of Credit and each replacement Letter of Credit (a "Replacement Letter of Credit") shall (a) be a transferable, irrevocable standby letter of credit, issued by a bank acceptable to Sublessor, (b) be transferable any number of times without charge to transferor or transferee, (c) expire not sooner than the expiration date of the Sublease, or one year after its issuance if for a shorter period, (d) provide that if the expiry date is sooner than the Sublease expiration date, its expiry date shall automatically be extended for an additional year after its expiry date and each extended expiry date unless, at least sixty (60) days prior to any expiry date, the issuer notifies Sublessor and others entitled to notice hereunder by certified mail at their current addresses for notices hereunder, that the expiry date shall not be extended, and (e) provide that drawings may be made by presentation of a sight draft without any additional documents or requirements.

     Sublessor shall have the right, without notice, to, draw all or any portion of the Letter of Credit if (i) in the event that the expiry date is anytime prior to the Sublease expiration date, a notice is received that the expiry date of the Letter of Credit will not be extended and a Replacement Letter of Credit is not received by Sublessor at least thirty (30) days before the expiry date of the Letter of Credit, (ii) Sublessor reasonably believes that the Letter of Credit may not be honored upon a drawing and a Replacement Letter of Credit is not received by

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Sublessor within fifteen (15) days of notice thereof, (iii) Sublessor would be permitted pursuant to this Article to apply or retain any security if same had been a cash security deposit thereunder, or (iv) for any reason the Letter of Credit is to expire within thirty (30) days and a Replacement Letter of Credit has not been received by Sublessor. Any funds received by Sublessor upon any drawing upon a Letter of Credit shall be "security" and shall be held, applied and retained, as provided in this Article. Provided Sublessee is not in default hereunder, if Sublessor shall hold any cash security deposit pursuant to this Article, Sublessee may deliver to Sublessor a Replacement Letter of Credit in the amount required hereby and Sublessor, promptly after receipt thereof, shall remit to Sublessee said cash security deposit then held by Sublessor. In addition, Sublessee may replace the Letter of Credit or a Replacement Letter of Credit with a cash security deposit at any time.

     Sublessee agrees not to seek to enjoin any drawing upon the Letter of Credit and agrees, within ten (10) days of demand, to deposit with Sublessor as security as provided in this Article any sums applied or retained by Sublessor pursuant to this Article, but any such additional deposit shall not be deemed to be a cure or waiver or any default under this Sublease.

     11.   ASSIGNMENT AND SUBLETTING

     (a) Sublessee, without Sublessor's prior written consent in each instance, shall not, voluntarily or involuntarily, by operation of law or otherwise, assign, transfer, mortgage, pledge or otherwise encumber this Sublease or further sublease all or any part of the Subleased Premises, or permit the Subleased Premises or any part thereof to be used or occupied by others, except as expressly set forth herein. Any request for consent shall provide the following materials and shall be deemed subject to the following conditions:

           (i) Sublessee shall furnish Sublessor with the name and business address of the proposed sub-Sublessee or assignee, and information with respect to the nature and character of the proposed sub-Sublessee's or assignee's business or activities;

           (ii) All costs incurred with respect to providing reasonable appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Subleased Premises shall be borne by Sublessee.

           (iii) Each assignment or sublease shall specifically state that (A) it is subject to all of the terms, covenants; agreements, provisions, and conditions of this Sublease and the Lease (except in the case of a sublease, the payment of basic annual rent and additional rent and other provisions of the Sublease and the Lease which are customarily excluded in a sublease and reasonably acceptable to Sublessor), (B) the assignee will not have the right to further assign this Sublease or sublet the premises,
     (C) a consent by Sublessor thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Sublease, or Sublessee's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (D) if Sublessee defaults in the payment of any rent beyond any applicable notice and grace period in this Sublease, Sublessor is authorized to collect any rents due or accruing from any assignee, sub-Sublessee or other occupant of

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     the Subleased Premises and to apply the net amounts collected to the rent and other sums due hereunder, (E) the receipt by Sublessor of any amounts from an assignee or sub-Sublessee, or other occupant of any part of the Subleased Premises shall not be deemed or construed as releasing Sublessee from Sublessee's obligations hereunder or the acceptance of that party as a direct subtenant, and (F) with respect to a sublease only, the sub-Sublessee will not have the right to further sublet all-or part of the Subleased Premises or to allow same to be used by others, without the prior written consent of Sublessor.

           (iv) Sublessee shall reimburse Sublessor within thirty (30) days of demand for all reasonable, actual out-of-pocket costs incurred by Sublessor to review the proposed assignment or sublease in connection with the requested consent, including without limitation, the out of pocket cost of making investigations as to the acceptability of the proposed assignee or sub-Sublessee and any out of pocket reasonable attorneys' fees incurred by Sublessor.

           (v) The proposed sub-Sublessee or assignee is not an employment or recruitment agency, school, college, university or educational institution whether or not for profit.

           (vi) The proposed sub-Sublessee or assignee is not an employment or recruitment agency, school, college, university or educational institution whether or not for profit.

           (vii) The proposed sub-Sublessee or assignee is not a government entity (domestic or foreign) or any subdivision or agency thereof or subject to sovereign or diplomatic immunity;

           (viii) Sublessee is not in default under this Sublease beyond any applicable notice and grace periods.

     (b) The making of any assignment, transfer, mortgage, pledge or other encumbrance or subletting, in whole or in part, and whether or not in violation of the provisions of this Sublease, shall not operate to relieve Sublessee from its obligations under this Sublease and, notwithstanding any such assignment, transfer, mortgage, pledge, encumbrance or subletting, Sublessee shall be liable for the payment of all rent, and other charges and for the due performance of all the covenants, agreements, terms and provisions of this Sublease to the full end of the term. Each and every assignee, whether as assignee or as successor in interest of Sublessee or as assignee or successor in interest of any assignee, shall immediately be and become and remain liable jointly and severally with Sublessee and with each other for the payment of the rent and other charges payable under this Sublease and for the due performance of all the covenants, agreements, terms and provisions of this Sublease on the part of Sublessee to be paid and performed to the full end of the term.

     (c) Any consent by Sublessor that may hereafter be given to any act of assignment, transfer, mortgage, pledge, encumbrance or subletting shall be held to apply only to the specific

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transaction thereby approved. Such consent shall not be construed as a waiver of the duty of Sublessee or its successors or assignees to obtain from Sublessor a consent to any other subsequent assignment, transfer, mortgage, pledge, encumbrance or subletting or as a modification or limitation of the rights of Sublessor with respect to the foregoing covenants by Sublessee.

     (d) If Sublessor consents to an assignment of this Sublease or to a sublease, Sublessee shall in consideration therefor pay to Sublessor as additional rent, 50% of the "net profits" generated thereby. The term "net profits" shall mean, in respect of a sublease, the rental received (including rental for furnishings) less the rent payable for such space hereunder, and the reasonable costs of brokerage, legal fees, advertising expenses and construction costs to prepare the premises for occupancy (all amortized, on a straight line basis over the term of the sublease) and in respect of an assignment, shall mean all sums received by Sublessee (including the cost of furnishings less their then undepreciated value as shown on Sublessee's books) less the reasonable costs of brokerage, legal fees, advertising expenses and construction costs to prepare the premises for assignee's occupancy.

     (e) Sublessor shall not unreasonably withhold or delay its consent to a request for consent to an assignment of this Sublease or a subletting of all or a portion of the Subleased Premises so long as Prime Lessor has consented to same and Sublessee has satisfied the conditions of Paragraph 10(a) above.

     (f) Notwithstanding anything herein to the contrary, Sublessee may, without the consent of Sublessor, assign, sublet, or permit the occupancy of all or a part of the Subleased Premises by the wholly-owned subsidiaries of Sublessee, specifically First Marblehead Education Resources, Inc. and TERI Marketing Services, Inc., so long as the Prime Lessor specifically consents to this clause. This clause shall in no way release or limit the liability of Sublessee to perform its obligations under this Sublease.

     12.   INUREMENT

     The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to. It is understood and agreed that the obligations of Sublessor under this Sublease shall not be binding upon Sublessor with respect to any period subsequent to the transfer of its interest in the Lease, by operation of law or otherwise, and that in the event of such transfer or any subsequent transfer, Sublessee agrees to look solely to the transferee of the Sublessor's interest in the Lease for the performance of said covenants and obligations, but only with respect to the period beginning with such transfer and ending with a subsequent transfer thereof.

     13.   GENERAL PROVISIONS

     (a) The waiver by Sublessor of a breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease.

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     (b)   This Sublease shall be governed by and construed in accordance with the laws of the state in which the Subleased Premises are located.

     (c) This Sublease constitutes the entire agreement between the parties hereto, shall supersede any other agreements between the parties concerning the subject matter of this Sublease and may not be modified except by a written instrument executed by both parties hereto.

     (d) If any provision of this Sublease is declared invalid or unenforceable, the remainder of the Sublease shall continue in full force and effect.

     (e) Paragraph headings are used herein solely for the convenience of reference and are not to be construed as a part of this Sublease.

     (f) This Sublease may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

     14.   EXECUTION BY SUBLESSOR

     Until executed by Sublessor and Sublessee, this Sublease shall be of no force or effect, and submission of a copy or copies thereof to Sublessee shall not be deemed to constitute an offer to lease, and the return thereof may be requested by Sublessor at any time.

     15.   BROKER

     Sublessee warrants and represents that Sublessee has had no dealings with any real estate broker, agent or finder (any such person or entity, a "Broker") in connection with this transaction except for the Brokers listed on Exhibit C attached hereto. Sublessee agrees to indemnify, defend, pay on behalf of and hold harmless Sublessor and its officers, directors, invitees and agents, employees and servants from and against any loss, damage, liability, cost, claim or expenses (including, without limitation, reasonable attorney's fees) arising from or in connection with any claim by any broker, agent or finder, other than the Brokers, for fees or commissions. Sublessor agrees to pay the fees and/or commissions due the Brokers listed on Exhibit C pursuant to a separate agreement.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this sublease as of the day and year first above written.

SUBLESSOR:                                METROPOLITAN LIFE INSURANCE COMPANY


                                          By       /s/ Kevin L. Brandenburg
                                            -------------------------------
                                          Name:  Kevin L. Brandenburg
                                          Title: Assistant Vice President

SUBLESSEE:                                THE FIRST MARBLEHEAD CORPORATION


                                          By     /s/ Ralph James
                                            -------------------------------
                                          Name:  Ralph James
                                          Title: President

                                    EXHIBIT A

                                Copy of the Lease
                               and all amendments

                       CONSENT OF PRIME LESSOR TO SUBLEASE

For $1.00 and other good and valuable consideration, the undersigned OMV Associates Limited Partnership, as Lessor (the "Lessor") under a certain lease dated January 29, 1999 (the "Lease") with New England Life Insurance Company, which Lease has since been assigned (with the consent of Lessor) to Metropolitan Life Insurance Company ("Lessee") with respect to premises consisting of approximately 45,500 square feet of office space located at Suite 600, 31 St. James Avenue, Boston, Massachusetts (the "Leased Premises") hereby consents, pursuant to Paragraph 13 of the Lease to Lessee subletting to the First Marblehead Corporation ("Sublessee") a portion of the leased premises pursuant to that certain Sublease Agreement (the "Sublease") dated March 29, 2002 between Lessee and Sublessor, including without limitation, section 11(f) of said Sublease, (and Lessor agrees that Sublessee may assign, sublet or permit the occupancy of all or part of the Subleased Premises, as defined in the Sublease, by the wholly owned subsidiaries of Subleasee, specifically First Marblehead Education Resources, Inc. and TERI Marketing Services, Inc.), for the term set forth as follows: "this Sublease shall commence on April 15, 2002 (or such earlier date as the Prime Lessor consents under Section 1 (f) hereof is received)(the "Sublease Commencement Date") and shall expire on March 30, 2004, unless sooner terminated pursuant to the terms of the Lease, this Sublease, or any provision of applicable law.", provided that Lessee shall remain liable to Lessor for the payment of all rent under the Lease and for the full performance of the covenants and conditions of the Lease.

                            LESSOR: OMV Associates Limited Partnership

                              By: Park Square Corporation - its General Partner

                              By: Richard D. Cohen - its President


                              /s/ Richard D. Cohen
                              ------------------------------------------------

                               ASSIGNMENT OF LEASE

     THIS ASSIGNMENT OF LEAS (the "Assignment") is made as of this ___ day of __________, 2000 (the "Effective Date") between New England Life Insurance Company, a Massachusetts corporation (the "Assignor") and Metropolitan Life Insurance Company, a New York corporation (the "Assignee").

                                    RECITALS:

A. OMV Associates Limited partnership and Assignor entered into that certain Lease Agreement dated January 29, 1999 (the "Lease"), regarding certain premises consisting of approximately 45,500 square feet of space on the sixth (6th) Floor in the building located at 31 Saint James Avenue, Boston, Massachusetts 02116. Attached hereto as Exhibit A is a true copy of the Lease.

B. Assignor desires to assign all its right, title and ;interest in the Lease to Assignee and Assignee desires to accept such assignment.

                                   AGREEMENT:

NOW, THEREFORE, in consideration of the Recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Effective as of the Effective Date, Assignor assigns, transfers and delivers to Assignee all of Assignor's right, title and interest in the Lease, together with all appurtenances thereto and all options, if any, set forth therein and Assignee accepts such transfer, assignment and delivery of the Lease. Notwithstanding the foregoing, however,

2. Assignor shall remain liable and shall discharge all of Assignor's obligations arising under or in connection with the Lease that have accrued prior to the Effective Date, and shall indemnify, defend and hold Assignee harmless from and against any and all claims of whatever nature arising from Assignor's breach or nonperformance of said obligations.

3. Assignor represents and warrants that: (a) the Lease is valid, current and in full force and effect; (b) the Lease has not been modified, supplemented or amended in any way; (c) the Lease has not been transferred, mortgaged or assigned by Assignor nor has the Lease been encumbered by any judgment, execution or lien; (d) the Lease constitutes the entire agreement between Assignor and the landlord as to the premises described in the Lease; and (e) to Assignor's best knowledge, there is no existing default in the terms and provisions of the Lease and no event has occurred which, with the passing of time or the giving of notice or both, would constitute a default under the Lease.

4. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

                              ASSIGNOR:

                              NEW ENGLAND LIFE INSURANCE COMPANY



                              By: [Illegible] A. Bruno
                                  -------------------------------------------
                              Name: [Illegible] A. Bruno
                              Title: Assistant Vice President


                              ASSIGNEE:

                              METROPOLITAN LIFE INSURANCE COMPANY


                              By: Jerome H. Sharkey
                                  -------------------------------------------
                              Name: Jerome H. Sharkey
                              Title: Assistant Vice President

                      PARK SQUARE BUILDING COMMERCIAL LEASE

THIS INSTRUMENT IS A LEASE, dated as of January 29, 1999, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the building (the "Building") located at 31 Saint James Avenue, Boston, Massachusetts 02116. The parties to this instrument hereby agree with each other as follows:

1.   BASIC LEASE PROVISIONS:          The following set forth basic data and,
                                      where appropriate, constitute definitions of the terms hereinafter listed.

                                      A.      BASIC DATA.

                                              LESSOR: OMV Associates Limited
                                      Partnership

                                              LESSOR'S Addres : c/o Capital
                                      Properties Management, Inc., 31 Saint
                                      James Avenue, Boston, MA 02116

                                              LESSEE: New England Life Insurance
                                      Co., a Massachusetts corporation

                                              LESSEE'S Original Address: 501
                                      Boylston Street, Boston, MA 02116-3700

                                              LESSEE'S Notice Address
                                      (Section 20): 501 Boylston Street, Boston,
                                      MA 02116-3700

                                              Basic Rent: $1,592,501/year
                                      $132,708.34/mo.

                                              Premises' Rentable Area: Agreed to
                                      be 45,500 square feet located on the sixth floor of the Building.

                                              Permitted Uses: General office
                                      use.

                                              Escalation Factor: 10.14%, as
                                      computed in accordance with the Escalation
                                      Factor Computation.

                                              Construction Availability Date:
                                      The day the Premises are available for
                                      Construction, approximately March 1, 1999.
                                      The Construction Availability Date shall be no later than ninety (90) days after lease execution by LESSEE.

                                              Commencement Date: Thirty (30)
                                      days following the Construction
                                      Availability Date.

                                              Initial Term: Five years
                                      commencing on the Commencement Date and
                                      expiring at the close of the day
                                      immediately preceding the fifth
                                      anniversary of the Commencement Date,
                                      except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

                                              Security Deposit: None

                                              Base Operating Expenses: The
                                      actual Operating Expenses for the.
                                      calendar year commencing January 1, 1999 and ending December 31, 1999.

                                              Base Taxes: The actual Taxes for
                                      the Tax Year commencing July 1, 1998 and ending June 30, 1999.

                                              Electricity: Direct meter to
                                      Boston Edison

                                              Broker: CB/Whittier Partners and.
                                      Cushman & Wakefield of Massachusetts

                                              Emergency Generator Fee: $10,000

                                      B.      ADDITIONAL DEFINITIONS.

                                              Agent: Capital Properties
                                      Management, Inc., 31 St. James Avenue,
                                      Boston, Massachusetts 02116

                                              Business Days: 8:00 a.m. -
                                      6:00 p.m. Monday through Friday and
                                      Saturday 9:00 a.m. through 1 p.m. except
                                      New Year's Day, President's Day; Patriot's
                                      Day, Memorial Day, Independence Day, Labor
                                      Day, Columbus Day, Veterans' Day,
                                      Thanksgiving Day, Christmas Day (and the following Monday when any such day occurs on Sunday). Unless specifically referred to herein as Business Days, all references in this Lease to "days" shall mean calendar days.

                                              Escalation Factor Computation:
                                      Premises Rentable Area divided by the
                                      building rentable area (448,765 square
                                      feet).

                                              Initial Public Liability
                                      Insurance: $1,000,000.00 per occurrence
                                      (combined single limit) for property
                                      damage, personal injury or death.

                                              LESSOR'S Work: As defined in
                                      Section 26.

                                              LESSEE'S Plans: As defined in
                                      Section 26.

                                              Premises: A portion of the
                                      Building as shown on Exhibit

                                      A attached hereto.

                                              Extended Term: As defined in
                                      Section 35.

2.   PREMISES                         A portion of the building owned by LESSOR
                                      consisting of approximately 45,500 SQUARE
                                      FEET OF RENTABLE AREA ON THE SIXTH FLOOR
                                      OF THE BUILDING AND SUBSTANTIALLY KNOWN AS
                                      SUITE 601 on the plan attached hereto as "Exhibit A" (the "Premises") together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

3.   TERM                             The term of this lease shall be for five
                                      years commencing on the Commencement Date and ending sixty months later.

4.   BASIC RENT:                      The LESSEE shall pay to the LESSOR rent at
                                      the rate described in Section 1 of this
                                      Lease, payable in advance on the first day of each month without deduction or set off.

5.   SECURITY DEPOSIT                 Intentionally omitted.

6.   ADDITIONAL RENT                  A. TAX. If, in any tax year, the real
                                      estate taxes on the land and buildings, of which. the Premises are a part, are in excess of the amount of the Base Taxes, as finally abated (hereinafter called the
                                      "Base Year"), LESSEE will pay to LESSOR, as additional rent, hereunder, when and as designated by notice in writing by LESSOR, but not less than within thirty (30) days of such notice, the amount of the excess multiplied by the Escalation Factor. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

7. B. OPERATING. If, in any calendar year, the Operating Expenses for the Property of which the Property are a part, are in excess of the amount of the Base Operating Expenses, LESSEE will pay to LESSOR, but not less than within thirty (30) days of such notice, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied the Escalation Factor. Operating expenses are defined for the purposes of this agreement as: The aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, without limitation, those items enumerated in "Exhibit C" attached hereto. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within ninety (90) days after that giving by LESSOR of such accounting, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

                                      C. PAYMENT. At LESSOR'S option, payment of
                                      Additional Rent shall be on a monthly
                                      basis based on LESSOR'S good faith
                                      estimate of the Tax and Operating Expenses for the following year. Within a reasonable period at the end of each fiscal and calendar year, LESSOR shall provide LESSEE a reconciliation detailing the total real estate tax or operating expense due, less LESSEE'S estimated payments. If the estimated payments are less than the actual amount due, LESSEE shall pay the additional amount within thirty (30) days after invoice. If the estimated payments are greater than the actual amount due, LESSOR shall credit to LESSEE the amount which was escrowed which is in excess of the amount due. But, in no event shall LESSOR credit LESSEE for any amounts which are less than the base year amount.

                                      D. AUDIT. LESSEE shall have the right, at its expense to audit LESSOR'S statement of Operating Expenses or statement of Taxes in accordance with this clause, such audit must be (i) conducted by an independent regionally recognized accounting firm that is not being compensated by LESSEE on a contingency fee basis, and (ii) completed within ninety (90) days following LESSEE'S notice disputing the correctness of the statement of Operating Expenses. All of the information obtained through the LESSEE'S audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the LESSOR and/or the Property as well as any compromise, settlement, or adjustment reached between LESSOR and LESSEE, relative to the results of the audit shall be held in strict confidence by LESSEE and its officers, agents, and employees; and LESSEE shall cause its auditor and any or its officers, agents, and employees to be similarly bound. As a condition precedent to LESSEE'S exercise of its right to audit, LESSEE must deliver to LESSOR a signed confidentiality agreement from the auditor (in form reasonably acceptable to LESSOR) reached between LESSOR and LESSEE shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of LESSOR. LESSEE understands and agrees that this provision is of material importance to the LESSOR and that any violation of the terms of this provision shall result in immediate and irreparable harm to the LESSOR LESSOR shall have all rights allowed by law or equity if LESSEE, its officers, agents, or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate LESSEE'S right to audit. if the audit discloses that LESSEE'S Additional Rent has been overstated, LESSOR shall revise the applicable components of the Additional Rent and credit any overpayment already made to LESSEE to future Additional Rent due.

7.   UTILITIES                        The LESSEE shall pay, as they become due,
                                      all bills for electricity and other
                                      utilities that are furnished to the
                                      Premises and presently separately metered.
                                      The LESSOR agrees to provide all other
                                      utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning (68 degrees - 74 degrees
                                      Fahrenheit so long as the outside
                                      temperature does not exceed 95 degrees) to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in Boston, Massachusetts, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to inability to obtain fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control.

                                      LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR. The electrical service supplying the Premises is 400 amps, 3 phase, 480 volts.

8.   USE OF LEASED PREMISES           The LESSEE agrees to use the Premises in a
                                      manner consistent with the nature of the building and consistent with the other
                                      LESSEES in the building. The LESSEE shall use the Premises only for the purpose of listed in Section 1 of this Lease.

9.   COMPLIANCE WITH LAWS             The LESSEE acknowledges that no trade or
                                      occupation shall be conducted in the
                                      Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated. LESSEE agrees to comply with all such laws. LESSOR makes no representation that uses contemplated by the LESSEE are permitted by law.

10.  FIRE INSURANCE                   The LESSEE shall not permit any use of the
                                      Premises which will make voidable any
                                      insurance on the property of which the
                                      Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire
                                      Insurance Rating Association, or any
                                      similar body, succeeding to its powers.
                                      Nor shall LESSEE cause or permit the
                                      storage, use, generation, release or
                                      disposition o any hazardous materials in, on or about the property by LESSEE, its agents, employees or contractors, other than small quantities of hazardous materials customarily used and properly stored in an office setting. LESSEE will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any hazardous materials in violation of any hazardous materials laws.
                                      LESSEE will immediately advise LESSOR in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against LESSEE, LESSOR, the Premises or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials on or about the Premises. Without LESSOR'S prior written consent, LESSEE will not take any remedial action or enter into any agreement or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

                                      LESSEE will be solely responsible for and will defend, indemnify and hold LESSOR, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including employees harmless from and against all claims, costs expenses, damages and liabilities, including attorneys' fees and costs, arising out of or in connection with LESSEE'S breach of its obligations in this Section 10 and caused by the hazardous materials brought into the Property by LESSEE, its agents, employees or contractors. LESSEE will be solely responsible for and will defend, indemnify, and hold LESSOR, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of LESSEE'S hazardous materials on the Premises in violation of this Section. LESSEE'S obligations under this Section 10 will survive the expiration or other termination of this Lease.

                                      The LESSEE shall not use the Premises in any way which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR, and all other lessees, all extra insurance premiums caused by the LESSEE'S use of the Premises.

11.  MAINTENACE OBLIGATIONS           The LESSEE agrees to maintain the
                                      Premises, in good condition, damage by
                                      fire and other casualty and ordinary wear and tear only excepted, and whenever necEssary, to replace plate glass and other glass therein.

                                      A. LESSEE'S OBLIGATIONS. On the
                                      Commencement Date, the Premises shall be in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises which is visible from outside the Premises. The LESSEE shall keep and maintain the Premises in good order and repair its own expense except for damage caused by the willful misconduct or gross negligence of LESSOR, its agents, employees or contractors. The LESSOR shall at LESSEE'S expense and upon LESSEE'S request, furnish and install all replacement lamps, lighting tubes, bulbs and ballast's which may be required in the Premises during the terms hereof, provided all such items are in good working order on the Commencement Date.

                                      B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure and common areas of the building of which the Premises are a part in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the willful misconduct or negligence of the LESSEE, its agents, employees or contractors.

                                      LESSOR shall never be liable for any
                                      failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

                                      If, due to an event beyond LESSOR'S
                                      reasonable control, there is an
                                      interruption of any of the above services or any other service provided for in the Lease and such interruption continues for more than five (5) business days such that as a result the Premises are rendered untenantable or unusable thereby, an appropriate proportion of the Basic Rent shall be abated to the extend that LESSEE'S use of the Premises is diminished by such interruption until such services are restored.

12.  ADDITIONS & ALTERATIONS          The LESSEE shall not make structural
                                      alterations or additions to the Premises or the building's systems, but may make non-structural alterations provided the
                                      LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed or conditioned. LESSEE shall have the right to make minor alterations
                                      (less then $5000.00) without LESSOR'S
                                      consent. All such allowed alterations
                                      shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. If such lien is not discharged within ten (10) days after such filing of such lien, LESSEE shall furnish LESSOR, within such ten (10) day period, security satisfactory to LESSOR in the amount of 150% of the claim plus estimated costs to discharge the lien. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.  ASSIGNMENT & SUBLEASING          The LESSEE shall not assign or sublet the
                                      whole or any part of the Premises without LESSOR'S prior written consent, such consent shall not be unreasonably withheld, delayed or conditioned.
                                      Notwithstanding such consent, LESSEE shall remain liable to, LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE or ASSIGNEE is paying rent at. an amount greater than in this agreement, the amount over after deduction. of. LESSEE'S costs in connection with such subleasing or assignment shall be due to LESSOR. No assignment or sublease shall release
                                      LESSEE from and LESSEE shall remain fully liable for, performance of

                                      LESSEE'S obligations under the lease.
                                      LESSEE shall not sublease or assign to a current or prospective tenant of the Building. Prospective tenants are any tenant in active lease negotiations with LESSOR or those tenants who have been introduced to the Property within thirty
                                      (30) days of LESSEE'S Written notice of
                                      intent to sublease, unless such tenant is seeking a suite or suite of offices of a size LESSOR cannot provide elsewhere in the Building and LESSEE can provide through a sublease. LESSEE shall not sublease or assign to any tenant whereby the sublessee or assignees use violates the exclusive use of any tenant at the Property. LESSOR may also elect to recapture the proposed sublease or assign premises.

                                      Notwithstanding anything to the contrary in the Lease, LESSEE shall have the right, without obtaining LESSOR'S consent, to sublease all or a portion. of the Premises, and/or to assign its interest in this Lease to any Affiliated Entity as hereinafter defined, provided that tenant remains liable for all obligations hereunder. "Affiliated Entity" shall be defined as any entity that controls, is controlled by, or is under common control with, LESSEE; any entity that succeeds to LESSEE'S business by merger, reorganization or other form of corporate reorganization.

14.  SUBORDINATION                    This Lease shall be subject and
                                      subordinate to any and all mortgages,
                                      deeds of trust and other instruments in
                                      the nature of a mortgage, now or at any
                                      time hereafter, a lien or liens on the
                                      property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.
                                      In the event that LESSEE fails or refuses to execute same, LESSOR may do so as LESSEE'S Attorney-in-Fact. LESSEE agrees that LESSOR may at any time, and from time to time, transfer and assign its interest in this Lease, either in connection with a sale and transfer of title to the real estate on which the Leased Premises are situated, or for the purpose of mortgaging, pledging or hypothecating said lease as security, for a mortgage loan on the real estate on which the Leased
                                      Premises are located. LESSEE agrees to
                                      subordinate this lease to such mortgage if required by the mortgagee provided the holder thereof shall agree that in the event of foreclosure, the right of LESSEE to possession hereunder shall remain undisturbed so long as there is no default in the performance and observance of the terms, covenants and conditions of this Lease on the part of LESSEE to be observed and performed. LESSOR agrees to obtain within sixty (60) days after commencement of the Lease and to deliver to LESSEE the written agreement of the mortgagee or beneficiary under each mortgage or deed of trust on the Building or the Property or on any ground or underlying leases of all or any portion thereof, and all renewals, modifications, consolidations, replacements and extensions thereof, to which the Lease is made subordinate, which provides that so long as LESSEE is not in default under the Lease and provided that LESSEE agrees in writing to. attorn to such mortgagee, beneficiary or the purchaser at a foreclosure sale, the Lease and LESSEE'S right to possession of the Premises shall not be disturbed or interrupted in the event of, the foreclosure of such mortgage or deed of trust and the sale of the Building pd
                                      Property as a result thereof, and that
                                      LESSEE shall not be made a party to any
                                      action or proceeding brought by the holder of such mortgage or deed of trust to foreclose the same, unless required by law, in which event no affirmative relief shall be sought against LESSEE in such action or proceeding.

15.  LESSOR'S ACCESS                  The LESSOR or agents of the LESSOR may, at
                                      reasonable times and with reasonable
                                      notice, enter to inspect the Premises;
                                      exhibit the Premises to prospective
                                      prospective purchasers, lenders or tenants
                                      (during the last fifteen (15) months of
                                      the Lease); determine LESSEE'S compliance with the Lease; remove placards and signs not approved and affixed as herein provided, and make repairs and alterations to the Premises and Property as LESSOR should elect to do.

16.  INDEMNIFICATION AND LIABILITY    LESSEE shall save LESSOR harmless, and
                                      shall exonerate and indemnify LESSOR, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, form, corporation or public authority except as a result of the negligence or willful acts and omissions of LESSOR, its agents, employees, representatives, contractors or licensees:

                                      (i)     on account of or based upon any
                                              injury to person, or loss of or
                                              damage to property sustained or
                                              occurring or emanating from the
                                              Premises on account of or based
                                              upon the act, omission, fault,
                                              negligence or misconduct of any
                                              person except LESSOR;

                                      (ii)    on account of or based upon any
                                              injury to person, or loss of or
                                              damage to property, sustained on
                                              or occurring elsewhere (other than
                                              on the Premises) in or about the
                                              Property (and, in particular,
                                              without limitation, the elevators,
                                              stairways, public corridors,
                                              sidewalks, parking areas,
                                              concourses,

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                                              arcades, approaches, areaways,
                                              roof, or other appurtenances and
                                              facilities used in connection with
                                              the Property or the Premises)
                                              arising out of the use or
                                              occupancy of the Property or
                                              Premises by the LESSEE or by any
                                              person claiming by, through or
                                              under LESSEE, except where such
                                              injury, loss or damage was caused
                                              by the negligence, fault or
                                              misconduct of LESSOR;

                                              and in addition to and not in
                                              limitation of either of the
                                              foregoing subdivisions (i) and
                                              (ii);

                                      (iii)   on account of or based upon
                                              (including moneys due on account
                                              of) any work or thing whatsoever
                                              done (other than by LESSOR or its
                                              contractors, or agents or
                                              employees or either) on the Leased
                                              Premises; and, in respect of any
                                              of the foregoing, from and against
                                              all costs; expenses (including
                                              reasonable attorneys' fees), and
                                              liabilities incurred in or in
                                              connection with any such claim or
                                              any action or proceeding brought
                                              thereon; and in case any action or
                                              proceeding be brought against
                                              LESSOR by reason of any such
                                              claim. LESSEE upon notice from
                                              LESSOR shall at LESSEE'S expense
                                              resist or defend such action or
                                              proceeding and employ counsel
                                              therefore reasonably satisfactory
                                              to LESSOR it being agreed that
                                              such counsel as may act for
                                              insurance underwriters of LESSEE
                                              engaged in such defense shall be
                                              deemed satisfactory.

17.  LIABILITY INSURANCE              The LESSEE shall maintain with respect to
                                      the Premises and the Property of which the Premises are a part commercial general liability insurance in the amount of $1,000,000 with property damage insurance in limits of $100,000 and Workers
                                      Compensation insurance insuring against
                                      and satisfying LESSEE'S obligations and
                                      liabilities under the Workers Compensation
                                      Laws of Massachusetts, in responsible
                                      companies qualified to do business in
                                      Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. LESSEE agrees to increase limits as LESSOR'S mortgagee reasonably requires. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

                                      LESSOR shall maintain with respect to the Property of which the Premises are a part commercial general liability insurance in the amount of $1,000,000 with property damage insurance in limits of $100,000 and Workers Compensation insurance insuring against and satisfying LESSEE'S obligations and liabilities under the Workers Compensation Laws of
                                      Massachusetts, in responsible companies
                                      qualified to do business in Massachusetts and in good standing therein. LESSOR shall also maintain property casualty insurance coverage for the full replacement value of the building.

18.  FIRE, CASUALTY, EMINENT DOMAIN   Should a substantial portion of the
                                      Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                                      (a)     The LESSOR fails to give written
                                              notice within thirty (30) days of
                                              the event of its intention to
                                              restore Premises, or

                                      (b)     The LESSOR fails to restore the
                                              Premises to a condition
                                              substantially suitable for their
                                              intended use within ninety (90)
                                              days of said fire, casualty or
                                              taking, as such date may be
                                              extended ninety (90) days if
                                              LESSOR is diligently working to
                                              restore the Premises and extended
                                              an additional ninety (90) days for
                                              force majeu:e. LESSOR reserves,
                                              and the LESSEE grants the LESSOR,
                                              all rights which the LESSEE may
                                              have for damages or injury to the
                                              Premises for any taking by eminent
                                              domain, except for damage to the
                                              LESSEE'S fixture, property, or
                                              equipment.

                                      Should less than a substantial portion of the Premises, as determined by LESSOR, be damaged by fire or other casualty, LESSOR shall restore the Premises. LESSOR shall restore the Premises to a condition substantially suitable for its intended use within ninety (90) days of said fire or casualty, as such date may be extended ninety (90) days if LESSOR is diligently working to restore the Premises. During this restoration period where a portion of the Premises is unsuitable for its intended use, a just and proportionate abatement of shall be made.

19.  DEFAULT AND BANKRUPTCY           A)      In the event that:

                                              (i)     The LESSEE shall default
                                              in the payment of any installment
                                              of rent or other sum herein
                                              specified and such default shall
                                              continue for five (5) business
                                              days after written notice thereof;
                                              or

                                              (ii)    The LESSEE shall default
                                              in the observance or performance
                                              of any other of the LESSEE'S
                                              covenants, agreements, or
                                              obligations hereunder and such
                                              default shall not be corrected
                                              within thirty (30) days after
                                              written notice thereof, or

                                              (iii)   The LESSEE or any
                                              guarantor of LESSEE'S obligations
                                              under the lease, files or is filed
                                              against in any bankruptcy,
                                              insolvency or reorganization
                                              petition; or

                                              (iv)    The LESSEE shall be
                                              declared bankrupt or insolvent
                                              according to law, or, if any
                                              assignment shall be made of
                                              LESSEE'S property for the benefit
                                              of creditors, or

                                              (v)     Any attachment is made of
                                              the leasehold interest outlined in
                                              this lease; or

                                              (vi)    LESSEE violates the terms
                                              of Section 13 "Assignment &
                                              Subleasing"; or

                                              (vii)   A receiver is appointed to
                                              conduct LESSEE'S business (whether
                                              or not LESSOR has re-entered the
                                              premises) then the LESSOR shall
                                              have the right thereafter, while
                                              such default continues, to
                                              re-enter and take complete
                                              possession of the Premises, to
                                              terminate this lease, and remove
                                              the LESSEE'S effects without
                                              prejudice to any remedies which
                                              might be otherwise used for
                                              arrears of rent or other default.
                                              The LESSEE shall indemnify the
                                              LESSOR against all loss of rent
                                              and additional rent and other
                                              payments which the LESSOR may
                                              incur by reason of such
                                              termination during the residue of
                                              the term. If the LESSEE shall
                                              default, after reasonable notice
                                              thereof; in the observance or
                                              performance of any conditions or
                                              covenants on LESSEE'S part to be
                                              observed or performed under or by
                                              virtue of any of the provisions in
                                              any article of this lease, the
                                              LESSOR, without being under any
                                              obligation to do so and without
                                              thereby waiving such default, may
                                              remedy-such default for the
                                              account and at the expense of the
                                              LESSEE. If the LESSOR makes any
                                              expenditures or incurs any
                                              obligations for the payment of
                                              money in connection therewith,
                                              including but not limited to,
                                              reasonable attorney's fees in
                                              instituting, prosecuting or
                                              defending any action or
                                              proceeding, such sums paid or
                                              obligations insured, with interest
                                              at the rate of 18 percent per
                                              annum and costs, shall be paid to
                                              the LESSOR by the LESSEE as
                                              additional rent. Any sums not paid
                                              when due shall bear interest at 18
                                              percent per annum until paid.
                                              LESSEE shall pay an administrative
                                              fee if a check does not clear.

                                      B)      LESSOR'S REMFDIES. If any one or
                                      more events of default set forth above
                                      occur, LESSOR may, at its election:

                                              (i)     Give LESSEE written notice
                                              of LESSOR'S intention to terminate
                                              this Lease on the earliest date
                                              permitted by law or on any later
                                              date specified in such notice, in
                                              which case LESSEE'S right to
                                              possession of the Premises will
                                              cease and this Lease will be
                                              terminated, except as to LESSEE'S
                                              liability, as if the expiration of
                                              the term fixed in such notice ere
                                              the end of the Term;

                                              (ii)    Without further demand or
                                              notice, and without terminating
                                              this Lease, reenter and take
                                              possession of the Premises or any
                                              part of the Premises, repossess
                                              the same, expel LESSEE and those
                                              claiming through or under LESSEE
                                              and remove the effects of both or
                                              either, using such force for such
                                              purposes as may be necessary,
                                              without being liable for
                                              prosecution, without being deemed
                                              guilty of any matter of trespass,
                                              and without prejudice to any
                                              remedies for arrears of Monthly
                                              Rent or other amounts payable
                                              under this Lease or as a result of
                                              any preceding breach of covenants
                                              or conditions; or

                                              (iii)   Without further demand or
                                              notice to cure any event of
                                              default and charge LESSEE for the
                                              cost of effecting such cure,
                                              including without limitation
                                              reasonable attorneys' fees and
                                              interest on the amount of 18
                                              percent per annum, provided that
                                              LESSOR will have no obligation to
                                              cure any such event of default of
                                              LESSEE.

                                      If LESSOR elects to reenter as provided in subsection (ii) or if LESSOR takes possession pursuant to legal proceedings or pursuant to any notice provided by law, LESSOR may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in LESSOR'S or LESSEE'S name, but for the account of LESSEE, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as LESSOR, in its reasonable discretion, may determine, and LESSOR may collect and receive the rents from such reletting. However, all proceeds from such reletting shall be credited against LESSEE'S obligations. LESSOR will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by LESSOR will be construed as an election on LESSOR'S part to terminate this Lease unless a written notice of such intention is given to LESSEE. No written notice from LESSOR under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by LESSOR to terminate this Lease unless such notice specifically so states. LESSOR reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving LESSEE such written notice, in which event this Lease will terminate as specified in such notice.

20.  NOTICE                           Any Notice from the LESSOR to the LESSEE
                                      relating to the Premises or to the
                                      occupancy thereof, shall be in writing and be deemed duly served, if mailed to the Notice Address in Section 1 of this Lease, registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the
                                      LESSEE. Any Notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSOR at the address in Section 1 of this Lease or such other address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR.

21.  SURRENDER                        The LESSEE shall at the expiration or
                                      other termination of this Lease remove all LESSEE'S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty and ordinary wear and tear only excepted. In the event of the LESSEE'S failure to remove an of LESSEE'S property from the Premises, LESSOR is hereby authorize without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage to the Premises which may have occurred during the use of Premises or while vacating the Premises.
                                      Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR'S property.

22.  BROKERAGE                        LESSEE warrants and represents that LESSEE
                                      has dealt with no broker other than the
                                      broker listed in Section 1 of this lease in connection with the consummation of this Lease and, in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, LESSEE agrees to defend the same and indemnify
                                      LESSOR against any such claim.

23.  LESSOR'S LIABILITY               The LESSOR is not personally liable under
                                      this Lease. (a) LESSEE specifically agrees to look solely to the LESSOR'S then equity in the property of which the Premises are a part for recovery of any judgment from LESSOR it being specifically agreed that LESSOR (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR'S assets other than from such property.

24.  WAIVER                           Failure on the part of the LESSOR or
                                      LESSEE to complain of any action or
                                      non-action on the part of the other, no
                                      matter how long the same may continue,
                                      shall never be a waiver by LESSOR or
                                      LESSEE, respectively, of its rights
                                      hereunder. Further, no waiver at any time of the provisions hereof, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of LESSOR or LESSEE to, or of any action by the other requiring such consent or approval, shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

25.  STATUS REPORT                    Recognizing that both parties may find it
                                      necessary to establish to third parties, from time to time, the then current status of performance hereunder, either party will, with ten (10) business, days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that
                                      (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

26.  CONDITION AND AREA               Except as otherwise provided in this
                                      Section, the Premises are being delivered strictly in their condition "as is" and LESSEE acknowledges that it has inspected the same and found them satisfactory.
                                      LESSOR WILL BUILD SPACE IN ACCORDANCE WITH
                                      LESSEE'S SPECIFICATIONS USING BUILDING
                                      STANDARD MATERIALS IN AN AMOUNT NOT TO
                                      EXCEED $5 PER RENTABLE SQUARE FOOT. The
                                      Premises shall be available for
                                      construction on approximately March 1,
                                      1999, (the "Construction Availability
                                      Date"). LESSOR shall use reasonable
                                      efforts to work with current LESSEE in the Premises to make the Construction
                                      Availability Date prior to March 1, 1999.

                A.  PREPARATION OF THE PREMISES:

                                      LESSEE shall have prepared, at its sole
                                      cost and expense, plans, ("LESSEE'S
                                      Plans") for improvements to be made in the Premises and adjacent areas of the Building to prepare the Premises for LESSEE'S occupancy. Upon completion of LESSEE'S Plans, LESSEE shall submit the same to LESSOR for LESSOR'S approval, which approval shall not be unreasonably delayed or withheld. To the extent that LESSOR does not disapprove LESSEE'S Plans in writing, and provide specific remedies that will make LESSEE' Plans acceptable, within five (5) Business Days after submission of the same by LESSEE, LESSOR shall be conclusively deemed to have approved LESSEE'S Plans. Promptly after approval of LESSEE'S Plans, LESSOR shall exercise all reasonable efforts to complete, at its sole cost and expense the work specified in LESSEE'S Plans. The work shall collectively be referred to as "LESSOR'S Work." LESSEE shall have no claim against LESSOR for failure so to complete such work.

                B.  SUBSTANTIAL COMPLETION:

                                      The Premises shall be deemed ready for
                                      occupancy on the first day (the
                                      "Substantial Completion Date") as of which LESSOR'S Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with LESSEE'S use of the, Premises (i.e., so-called "punch list" items) and LESSEE has been given notice thereof. LESSOR shall complete as soon as conditions permit all "punch list" items and LESSEE shall afford LESSOR access to the Premises for such purposes.

                                      If the Substantial Completion Date has not occurred by July 1, 1999 (the
                                      "Construction Completion Date") as it may be extended pursuant to section 26.D. LESSEE shall have the right to terminate this Lease by giving notice to LESSOR not later than thirty (30) days after the Construction Completion Date (as so extended), of Tenant's desired so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after the giving of such notice, unless, within such 30-day period, LESSOR substantially completes LESSOR'S Work, and such right of termination shall be LESSEE'S sole and exclusive remedy at law or in equity for LESSOR'S failure so to complete such work.

                C.  CONCLUSIVENESS OF LESSOR'S PERFORMANCE

                                      Except to the extent to which LESSEE shall have given LESSOR notice, not later than the end of the fourth full calendar month of the Term of the Lease next beginning after the Commencement Date, of any respects in which LESSOR has not performed LESSOR'S Work, LESSOR shall be deemed to have completed LESSOR'S Work as of the Commencement Date of this Lease.

                D.  LESSEES' DELAYS:
                                      1)      If a delay shall occur in the
                                      Substantial Completion Date as the result of:

                                      i)      Any request by LESSEE that LESSOR
                                      delay in the commencement or completion of LESSOR'S Work for any reason;

                                      ii)     Any change by LESSEE in any of
                                      LESSOR'S Plans after LESSEE'S approval
                                      thereof:

                                      iii)    Any other act or omission of
                                      LESSEE or its officers,
                                      agents, servants or contractors:

                                      iv)     Any special requirement of LESSORS
                                      Plans not in accordance with LESSOR'S
                                      building standards.

                                      2)      If a delay in the Substantial
                                      Completion Date, or if any substantial
                                      portion of such delay, is the result of
                                      force majeure, and such delay would not
                                      have occurred but for a delay described in paragraph above, such delay shall be deemed added to the delay described in that paragraph.

                                      The delays referred to above are herein
                                      referred to collectively and individually as "LESSEE'S Delay."

                                      3)      If, as a result of LESSEE'S
                                      Delay(s), the Substantial Completion Date is delayed in the aggregate for more than thirty (30) days, LESSOR may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to LESSEE and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that LESSEE shall pay to LESSOR the cost theretofore incurred by LESSOR in performing LESSOR'S Work, plus an amount equal to LESSOR'S out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount requited to be paid pursuant to Section 26 through the effective termination date.

                                      4)      The Construction Completion Date
                                      shall automatically be extended for the
                                      period of any delays caused by LESSEE'S
                                      Delay(s) or Force Majeure.

27.  LESSOR'S WARRANTY                LESSOR warrants and represents that it is
                                      the owner of record of the WARRANTY
                                      Premises and that at has authority to
                                      grant the leasehold interest conveyed
                                      hereby.

28.  SEVERABILITY                     If any term or provision of this Lease, or
                                      the application thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.  RECORDING                        LESSEE agrees not to record this Lease,
                                      but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called
                                      Notice of Lease in recordable form and
                                      complying with applicable law and
                                      reasonably satisfactory to LESSOR'S
                                      attorneys. Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

30.  HOLDING OVER                     Any Holding Over by LESSEE after the
                                      expiration of the Term of this Lease shall be treated as a tenancy at sufferance at a rate equal to one and one half times the Basic Rent then in effect plus Additional
                                      Rent and other charges herein provided.
                                      LESSEE shall also pay to LESSOR all
                                      damages, direct and/or indirect, sustained by reason of any such holding over.
                                      Otherwise, such Holding Over shall be on the terms and conditions set forth in this Lease as far as applicable.

31.  GOVERNING LAW                    This Lease shall be governed exclusively
                                      by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist. No amendment, alteration, modification of, or addition to the Lease will be validly binding unless expressed in writing and signed by LESSOR and LESSEE. LESSEE agrees to make any modifications of the terms and provisions of this Lease required and requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect LESSEE'S rights and obligations under this Lease.

32.  RELOCATION                       Intentionally deleted.

33.  ENTIRE AGREEMENT                 This Lease and the Exhibits made a part
                                      hereof contain the entire and only
                                      agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other, statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment o this Lease in whole or in part unless such executory agreement is in writingand signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

34.  RULES & REGULATIONS              LESSEE, its employees, agents, licensees,
                                      and visitors will at all times, observe
                                      faithfully, and comply strictly with, the Rules and

                                      Regulations set forth in Exhibit E. LESSOR may from time to time reasonably amend, delete, or modify existing Rules and Regulations, or adopt reasonable new Rules and Regulations for the use, safety, cleanliness, and care of the Premises and the Property, and the comfort, quiet, and convenience of occupants of the Property. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days' prior written notice to LESSEE from LESSOR. In the event of any breach of any Rules or Regulations or any amendments or additions to such Rules and Regulations, LESSOR will have all remedies that this Lease provides for default by LESSOR, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. LESSOR will not be liable to LESSEE for violation of such Rules and Regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern. All Rules and Regulations shall be uniformly applied and enforced.

35.  OPTION TO EXTEND                 Provided that at the time of such exercise
                                      (i) there then exists no Default of LESSEE and (ii) this Lease is then in full force and effect, LESSEE shall have the right and option to extend the term of this Lease for one (1) extended term of five years (the "Extended Term"). The Extended
                                      Term shall commence on the day immediately succeeding the expiration date of the initial Term and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term. LESSEE shall exercise such option to extend by giving written notice to LESSOR of its desire to do so not earlier than fifteen (15) months and not later than twelve (12) months prior to the expiration date of the Initial Term.
                                      Provided the conditions of clauses (i),
                                      (ii) and (iii) of this section shall
                                      have-been satisfied, the giving of such
                                      notice by LESSEE shall automatically
                                      extend the Term of this Lease for the
                                      Extended Term, and no instrument of
                                      renewal need be executed. In the event
                                      that LESSEE fails to give such notice to LESSOR, this Lease shall automatically terminate at the end of the Initial Term, and LESSEE shall have no further option to extend the Term of this Lease. It is agreed that time is of the essence with respect to the giving of such notice. The
                                      Extended Term shall be on all the terms
                                      and conditions of this Lease, except that
                                      (I) option to extend that Term of this
                                      Lease shall be deleted, and (II) the Basic
                                      Rent for the Extended Term shall be at
                                      Fair Market Value, which shall be
                                      determined taking into account a new Base
                                      Year for the Extended Term and an
                                      appropriate improvement allowance,
                                      not less than the sum of the Basic Rent
                                      being paid by LESSEE during the final year of the Initial Term. LESSOR shall designate Fair Market Value, (the "Fair
                                      Market Value") by written notice to LESSEE within sixty (60) days of receipt of notice from LESSEE. If LESSEE disagrees with such designation, (the "Designation")
                                      LESSEE shall by written notice, advise
                                      LESSOR of such disagreement; otherwise
                                      LESSEE shall conclusively be deemed to
                                      have agreed to such Designation.

                                      In the event that the Parties are unable to agree, each Party shall appoint an appraiser. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value and then confer. If the two appraisers are unable to determine a Designation acceptable to both parties, they shall appoint a third appraiser. The Designation of this appraiser shall be considered final.

36.  ADA COMPLIANCE                   LESSOR and LESSEE acknowledge that, in
                                      accordance with the provisions of the
                                      Americans with Disabilities Act (the
                                      "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between LESSOR and LESSEE. Notwithstanding anything to the contrary contained in the Lease, LESSOR and LESSEE agree that the responsibility for compliance with the ADA
                                      (including, without limitation, the
                                      removal of architectural and
                                      communications barriers and the provisions of auxiliary aids and services to the extent required) shall be allocated as follows: (i) LESSEE shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises; and (ii) LESSOR shall be responsible for compliance with the provisions of Title 111 of the ADA for all exterior and interior areas of the Building not including the Premises.
                                      LESSOR agrees to indemnify and hold LESSEE harmless from and against any claims, damages, costs and liabilities arising out of LESSEE'S failure, or alleged failure, as the case may be, to comply with title
                                      Iii of the ADA, which indemnification
                                      obligation shall survive the expiration or termination of the Lease. LESSOR and LESSEE each agree that the allocation of responsibility for ADA compliance shall not require LESSOR or LESSEE to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this paragraph.
                                      The allocation of responsibility for ADA compliance between LESSOR and LESSEE, and the obligations of LESSOR and LESSEE established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this paragraph.

37.  OSHA & ASBESTOS                  In the event LESSEE is. notified by the
                                      Department of Labor or its enforcing
                                      authorities that LESSEE is in violation of or does not comply with the Williams
                                      Steiger Occupational Safety and Health Act of 1970 (OSHA), as amended, and such violation or non-compliance is applicable to any areas of the Building used in common with other LESSEES or occupants of the Building which are under the exclusive control of LESSOR, or applicable to any facilities or services required to be maintained by LESSOR (but not including violations or noncompliance resulting from
                                      LESSEE'S type of use of the Premises, or from installation of equipment or outer devices by LESSEE or alterations made by LESSEE with or without LESSOR'S consent), then LESSEE may send a copy of such notice to LESSOR and LESSOR shall undertake such actions as may be required to correct and eliminate such violations and noncompliance at LESSOR'S expense.

                                      LESSEE shall have the right before lease execution to have the Premises tested for the presence of asbestos. If any asbestos or asbestos containing material exists within the Premises, LESSOR shall maintain such asbestos in an encapsulated form and in the event that any asbestos becomes airborne, shall remove such asbestos at LESSOR'S expense.

38.  EMERGENCY GENERATOR              LESSEE shall have the exclusive use of the
                                      emergency generator (the "Emergency
                                      Generator") located in storage room B-24 in the basement. LESSOR and LESSEE acknowledge that the Emergency Generator is being leased to LESSEE in "as is" condition. LESSEE acknowledges the following regarding the Emergency
                                      Generator:

                                      -  Caterpillar - generator model SR-4,
                                         serial number 5FA0I 189
                                      -  Motor - Engine Model 3306B D1, serial
                                         number 85 203766
                                      -  Intake Fan & Exhaust Fan - may need new
                                         motors
                                      -  250 gallon free tank - needs
                                         containment (LESSEE'S responsibility)
                                      -  No transfer switch
                                      -  Last preventative maintenance 10/28/92
                                      -  Last operational 1992
                                      -  No day tank

                                      In exchange for the exclusive use of the Emergency Generator throughout the Term and the Extended Term of this Lease, LESSEE shall pay LESSOR a one time fee (the "Emergency

                                      Generator Fee") in the amount of $10,000 thirty days after Rent Commencement.

39.  OTHER PROVISIONS                 None.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this ___ day of January, 1999.

LESSEE: New England Life      LESSOR: OMV Associates Limited
Insurance Co.                 Partnership
                              By: Park Square Corporation - its General Partner
                              BY: Richard D. Cohen - its President


By:  [Illegible]
     ----------------------
     Vice President

                              [Illegible]
---------------------------   --------------------------------------------------

Hereunto Duly Authorized

                                    EXHIBIT A

                                    EXHIBIT B

                          Legal Description of the Land

All that certain lot, piece or parcel of land situated, lying and being in the City of Boston, Suffolk County, Massachusetts, with the buildings thereon, bounded and described as follows:

NORTHERLY:  by Providence Street, six hundred seven and 40/100 (607.40) feet.

EASTERLY:   by Arlington Street, seventy-five and 06/100 (75.06) feet,

SOUTHERLY:  by St. James Avenue, six hundred four and 3 1/100 (604.31) feet and

WESTERLY:   by Berkeley Street, seventy-five (75) feet

containing 45,439 square feet, more or les and being the same premises conveyed by deed dated April 30, 1981 and recorded with Suffolk County Registry of Deeds, Book 9741, Page 184.

                                    EXHIBIT C

                      ITEMS INCLUDED IN OPERATING EXPENSES

Without limitation, Operating Expenses shall include:

1. All expenses incurred by Lessor or Lessor's agents for its local representatives which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor's agents pursuant to any collective bargaining agreement for the services of employees of Lessor or Lessor's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the person mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3. he cost of replacements for tools' and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

4. Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Boston/Brookline area for similar properties, but in no event more than four percent (4%) of gross annual income, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management, together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, terminating or renewing leases and administration and operation of the Premises.

5. Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

6. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Lessees.

7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and any other governmental charges or taxes not included in Taxes, including linkage payments, if any.

8. Amounts paid to independent contractors for services, materials, and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

9.   Operating Expenses shall not include:

     a) Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise or eminent domain.

     b) Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants.

     c) LESSOR'S cost of electricity and other services that are sold to tenants and for which LESSOR is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent payable under the lease with such LESSEE.

     d) Costs incurred by LESSOR for alterations or improvements which are considered capital improvements or replacements under generally accepted accounting principles except where such capital improvement or replacement results in a net reduction in Operating Expenses after the costs of the improvement or replacement is amortized and charged to LESSEE over the useful life of the improvement or replacement.

     e)   Depreciation.

     f) Expenses in connection .with services or other benefits of a type which are not provided LESSEE but which are provided to another tenant or occupant.

     g) Costs incurred due to violation by LESSOR or any tenant of the terms and conditions of any lease.

     h) Any costs, fines or penalties incurred due to violations by LESSOR of any governmental rule or authority.

     i) Costs associated with compliance of general building codes in effect prior to the Execution of this Lease relating to the Building (except for fit-up work paid by LESSOR).

     j) Costs which are reimbursed to LESSOR by insurance proceeds or any other third party.

                                    EXHIBIT D

                             Plans & Specifications

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                                    EXHIBIT E

                               Rules & Regulations

l. LESSOR may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or. entering the Building, or any equipment, furnishings, or contents of the Building, and LESSEE will comply with LESSOR'S requirements relative to such systems and procedures.

2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenant or used for any purpose other than for ingress to and egress from the Building. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and LESSOR will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of LESSOR would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No lessee and no employee or invitee of any tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to a Premises of a particular tenant and may be designated in writing by LESSOR as a roof deck or roof garden area. No tenant will be permitted to place or install any object (including, without limitation, radio and television antennas, loudspeakers, sound. amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

3. No sign, placard, picture, name advertisement, or written notice visible from the exterior of LESSEE'S Premises will be inscribed, painted, affixed, or otherwise displayed by LESSEE on any part of the Building or the Premises without the prior written consent of LESSOR. LESSOR will adopt and furnish to LESSEE general guidelines relating to signs inside the Building on the office floors. LESSEE agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the LESSEE by a person approved by LESSOR. Other than window treatments expressly permitted by LESSOR and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by LESSEE, LESSOR may remove the violating items without any liability, and may charge the expenses incurred by such removal to the tenants or tenants violating this rules.

4. No cooking will be done or permitted by any LESSEE on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by LESSEE of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5. No LESSEE will employ any person or persons other than the cleaning service of LESSOR for the purpose of cleaning the Premises, unless otherwise agreed to by LESSOR in writing. Except with the written consent of LESSOR, no person or persons other than those approved by LESSOR will be permitted to enter the Building for the purpose of cleaning it. No LESSEE will cause any unnecessary labor by reason of such LESSEE'S carelessness or indifference in the preservation of good order and cleanliness. Should LESSEE'S actions result in any increased expenses for any required cleaning, LESSOR reserves the right to assess LESSEE for such expenses.

6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse, of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7. No LESSEE, or LESSEE'S invitees or licensees, will in any way deface any part of the Premises or the Building of which they forma part. in those portions of the Premises where carpet has been provided directly or indirectly by LESSOR. LESSEE will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

8. No LESSEE will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. LESSOR, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by LESSEE or any change in keying of existing locks will be installed or changed by LESSOR following tenant's written request to LESSOR and will be at LESSEE'S expense. all new locks and rekeyed locks .will remain operable by LESSOR'S pass (master) key. LESSOR will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises. LESSOR will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to LESSOR all keys and access cards for the Premises and Building that have been furnished to such tenant.

9. The. elevator. designated for freight by LESSOR will be available for use by all tenants in the Building during the hours and pursuant to such procedures as LESSOR may determine from time to time. The person's employed to move LESSEE'S equipment, material, furniture, or other property in or out off the Building must be acceptable to LESSOR. The moving company must be a locally recognized professional mover, whose primary business is performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by LESSOR prior to the start of any moving operations. Insurance must be sufficient, in LESSOR'S sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as LESSOR will direct, and all moving will take pace during non-Business Hours unless LESSOR agrees in writing otherwise. LESSEE will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. LESSOR will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by LESSOR, stand on wood strips of such thickness as is necessary to property distribute the weight. LESSOR will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of LESSEE. LESSOR reserves the right to inspect all such property to be brought into the building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by LESSOR, and LESSOR will not be responsible for the loss or damage of any such property.

10. No lessee will use or keep in the Premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in lessee's normal operations in the Premises, which shall be stored in accordance with applicable law. Without LESSOR'S prior written approval, no lessee will use any method of heating or air conditioning other than that supplied by LESSOR. No lessee will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

11. Lessees shall not , prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mover, mechanic or laborer or such materials would, in LESSOR'S opinion, create any difficulty, strike or jurisdictional dispute with other, contractors, movers, mechanics or laborers engaged by LESSOR, lessee, or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the :Building, Project or any part thereof. Any lessee upon demand by LESSOR, shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.

12. LESSOR will have the right to prohibit any advertising by LESSEE mentioning the Building, that in LESSOR'S reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE will refrain from or discontinue such advertising.

13. LESSEE will not bring any animals (except "Seeing Eye" dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by LESSOR for such purposes.

14. All persons entering or leaving the building between the hours of 6 p.m and 8 a.m Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as LESSOR may establish and modify from time to time. LESSOR reserves the right to limit reasonably or restrict access to the Building during such time periods.

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15.  Each lessee will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as LESSOR designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each lessee and such items may not be disposed of in the Buildings trash receptacles nor will they be removed by the Building's janitorial service, except at LESSOR'S sole option and at the lessee's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each lessee will cooperate to prevent the same.

17. The requirements of the lessee's will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of LESSOR or LESSOR'S agent will not perform any work or do anything outside of their regular duties unless under special instructions from LESSOR.

18. A directory of the Building will be provided for the display of the name and location of tenants only. all entries on the Building directory display will conform to standards and style set by LESSOR in its sole discretion. Space do any exterior signage will be provided in LESSOR'S sole discretion. No lessee will have any right to the use of any exterior sign.

19. LESSEE will see that the door s' of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before LESSEE or LESSEE'S employees leave the Premises, so as to prevent waste or damage, and for any failure to comply or carelessness in this regard LESSEE will make good all injuries sustained by other tenants or occupants of the Building or LESSOR. On multiple tenancy floors, all lessee's will keep the doors to the Building corridors closed at all times except for ingress or egress.

20. LESSEE will not conduct itself in any manner. that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of other tenants in the Building.

21. No act or thing done or omitted to be done by LESSOR or LESSOR'S agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by LESSOR of any lessee nor will it be deemed an acceptance of surrender of the Premises by any lessee, and no agreement to accept such termination or surrender will be valid unless in a writing signed by LESSOR. The delivery of keys to any employee or agent of LESSOR will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by LESSOR approving the termination or surrender.

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22.  In these rules and regulations, the term "lessee" includes the employees, agents, invitees, and licensees of LESSEE and others permitted by LESSEE to use or occupy the Premises.

23. LESSOR may waive any one or more of these rules and regulations for the benefit of any particular lessee or lessees, but no such waiver by LESSOR will be construed as a waiver of such rules and regulations in favor of any other lessee or lessees, nor prevent LESSOR from enforcing any such rules and regulations against any or all of the lessees of the Building after such waiver.

24. These-rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

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                                    EXHIBIT F

                             Cleaning Specifications

Provide services five nights a week, Mo1day through Friday between the hours of 5 p.m. & 10 p.m.

MAIN LOBBY(S):

     DAILY:

     Sweep and wash flooring. Lobby floor to be maintained in accordance with Capital Properties, Inc. specifications.

     All ash urns to be emptied, black matter to be replaced as necessary.

     All elevator doors to be wiped down and polished every night.

     Lobby wall to be dusted within hand reach.

     All glass including doors, both sides, windows within reach of cleaner and floor directories to be cleaned and polished.

     Smudges and fingerprints to be wiped from walls, switchplates, doors, counters, elevator call buttons and elsewhere as needed.

     All planters to be polished and arranged property on floor.

     All brass surfaces to be wiped down.

     Wash all rubber mats.

     MONTHLY:

     All resilient tile floors in public areas to be treated equivalent to spray buffing. (Medford)

     QUARTERLY:

     Dusting of high-hats and diffusers

     Maintenance of lobby floors in accordance of Capital Properties specifications.

ELEVATORS:

     DAILY:

     All wall surfaces to be cleaned and polished every night.

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     All door tracts to be vacuumed and polished.

     WEEKLY:

     Stainless steel ceiling panels to be cleaned and polished.

GENERAL AND PRIVATE OFFICES, RECEPTION AREAS, CONFERENCE ROOMS, HALLWAYS, STAIRWELLS, ETC.

     NIGHTLY:

     Empty all wastebaskets, replaceq liners. Liners to be supplied by Capital Properties

     Empty all ashtrays, damp wipe and polish.

     Dust all desks, chairs, tables, office furniture and equipment, window sills, ledges, horizontal surfaces, etc.

     Wash and sanitize sides and tops of all water coolers.

     Hand dust all grill work within normal reach.

     Remove all fingermarks from private entrance doors, light switches and doorways.

     Spot clean walls around light switches, door jambs, etc.

     Wipe clean all brass and other bright work.

     Spot clean all glass partitions. (both sides)

     Remove and dust under all desk equipment and telephone and replace same.

     THOROUGHLY vacuum all carpeting.

     Dry mop V.C.T. flooring. Damp mop spillage on V.C.T. flooring.

     WEEKLY:

     Damp mop and spray buff V.C.T, flooring.

     Dust coat racks, and the like.

     Wash both sides of all glass partitions.

     Remove and dust under all desk equipment and telephone and replace same.

     QUARTERLY:

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     Render high dusting not reached in daily cleaning to include.

     SEMI-ANNUALLY:

     Dust diffusers, ceiling comers and high dusting above 72"

     ANNUALLY:

     Machine strip and refinish V.C.T. flooring.

B.   RESTROOMS:

     NIGHTLY:

     Clean all bowl faces.

     Clean and sanitize all toilets and urinals.

     Clean all bright work.

     Clean mirrors.

     Wash both sides of all toilet seats.

     Empty ashtrays and clean inside and outside.

     Empty waste receptacles, clean outside and replace plastic liners. Liners furnished by Capital Properties, Inc.

     Empty sanitary napkin disposal units.

     Replace expendable items (hand towels, toilet tissue, hand soap). Products furnished by Capital Properties, Inc.

     Spot clean partitions, walls and entry doors.

     Sweep and wash (with a disinfectant cleaner) bathroom floors.

     WEEKLY:

     Clean showers. (If any)

     MONTHLY:

     Remove cobwebs from ceilings and corners.

     Clean diffusers.

                                     - 38 -
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     Dust above 72".

     Wash partitions and walls.

     MONTHLY:

     Machine scrub lavatory floors.

     SEMI-ANNUALLY:

     Machine scrub and refinish (using a water sealer).

CAFETERIA/KITCHEN:

NIGHTLY:

     Empty all waste containers, clean exteriors and replace liners. Liners supplied by Capital Properties, Inc.

     Wash and sanitize table tops and Counters.

     Clean kitchen sink.

     Damp mop and spray buff V.C.T. flooring.

     MONTHLY:

     Spray buff all hard surface floor area.

     ANNUALLY:

     Machine strip and refinish all V.C.T. flooring.

GENERAL:

     NIGHTLY:

     Remove all trash to designated area in accordance with any recycling programs that may be in effect.

     Clean janitor closets at end of shift, leave all equipment neat and orderly.

     Maintain daily log.

                                     - 39 -
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                                    EXHIBIT B

     The Subleased Premises consist of an agreed upon 22,500 rentable square feet on the 6th Floor of the Building as further depicted on the plan, drawing or sketch attached hereto.

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                                    EXHIBIT C

1.   MONTHLY BASE RENT:  4/1/02 - 4/30/02 - $0.00
                         5/1/02 - 9/30/02 - $30,000
                         10/1/02 - 3/31/04 - $45,000

2. FURNITURE: Notwithstanding anything to the contrary set forth herein, Sublessor shall deliver the Subleased Premises to Sublessee with the furniture fixtures and equipment described in Exhibit E located therein (collectively, the "Furnishings"). Sublessee accepts the Furnishings in their then "as-is", "where-is" condition and WITHOUT ANY REPRESENTATIONS OR WARRANTIES. Sublessee has inspected the Furnishings and agrees that same are in a condition satisfactory to Sublessee. Sublessee agrees to pay to Sublessor, as additional rent, a monthly charge for the use of the Furnishings equal to $1,687.50 per month for the period 4/1/02-9/30/02 and $2,531.25 per month for the period 10/1/02-3/30/04. Sublessee further agrees to pay any sales, use, personal property or similar tax (together with any related interest and penalties) imposed upon the Furnishings or the transfer and/or use thereof by Sublessee (and the foregoing obligation shall expressly survive the termination of this Sublease). Upon the expiration of the term, Sublessee shall remove the Furnishings from the Subleased Premises and same shall be deemed the property of Sublessee. If this Sublease shall expire by reason of default by Sublessee, the Furnishings shall not be removed from the Subleased Premises and shall be returned to Sublessor in the Subleased Premises at the termination of the Sublease; PROVIDED THAT if such expiration by default shall occur on or after the 1st anniversary of the Sublease, the Sublessee may elect, within ten (10) days following the date of such expiration and at its sole discretion, to pay to Sublessor the present value of the above-described payments with respect to furnishings for the then remaining period of the Lease, whereupon the Furnishings shall be the property of Sublessee.

3. ELECTRIC: Subtenant shall pay to Sublessor a monthly fee for electric for lights, outlets and HVAC. Monthly charges shall be as follows:

          4/1/02 - 9/30/02 - $2,062.50
          10/1/02 - 3/31/04 - $3,093.75

4.   TELEPHONE SWITCH ROOM:

     (a) Sublessee, at no additional cost or expense, may use the telephone switch room shown on Exhibit A and the equipment located therein as of the Sublease Commencement Date for Sublessee's communication purposes, including the right to connect cables and wires to the equipment located therein, so long as same does not interfere with the wires, cabling and conduits of Sublessor and others therein and Sublessee expressly agrees not to cut or damage same. Sublessor (and its other subtenants and occupants) shall have access to the telephone switch room as necessary for reason of repair and maintenance of same. Sublessee shall not utilize more than its percentage share of the space and conduit and related openings within the telephone switch room.

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     (b)  In the event another subtenant occupies the remaining vacant space on the 6th floor leased by Sublessor, Sublessor shall install, in accordance with the provisions of the Lease and subject to Prime Lessor's consent, at Sublessor's sole cost and expense, a secure access door to the said telephone switch room.

     (c) Any party entering the said telephone switch room shall be responsible for any damage which it causes and shall promptly report same to the other.

5.   EXPANSION SPACE:

     (a) Sublessor hereby grants Sublessee an on-going right of first offer to sublease the "Refusal Space" (as defined below). Any subletting pursuant to such right shall be on all of the other terms and conditions set forth in the Sublease except as expressly provided for below and shall also be subject to the terms and conditions of this
          Section 5 (the "Refusal Right"). The Refusal Right may only be exercised by Sublessee by irrevocable notice to Sublessor, signed by an officer of Sublessee, and stating the Refusal Right is exercised and is irrevocable.

     (b) Sublessee may only exercise the Refusal Right if at the time of exercise of such right Sublessee is in occupancy of at least ninety (90%) percent of the Subleased Premises; PROVIDED, HOWEVER, that this provision shall not apply to a sub-sublessee or assignee permitted by
          Section 11(f) of this Sublease.

     (c) Refusal Space shall mean (subject to the provisions set forth below) space on the sixth floor of the Building which is (x) leased to Sublessor and (y) "Available". The term "Available" shall mean only that space which is offered for sublease in the Building by Sublessor from time to time and excluding space which is offered or subleased to a subsidiary or affiliate of Sublessor or a unit or subdivision or operation of Sublessor. Refusal Space shall not be deemed Available after Sublessor has offered same to Sublessee pursuant to this
          Section 5 and (1) Sublessee failed to exercise its right, (2) Sublessee elected not to exercise its right, or (3) Sublessee's right was terminated pursuant to subsection (f) below.

     (d) Nothing herein shall be deemed to limit or prevent Sublessor from marketing, discussing or negotiating with any other party for a sublease of, or rights of any nature as to all or any part of any Refusal Space, but before Sublessor makes any written proposal to sublease any Available Refusal Space or accepts an offer or proposal to sublease any Available Refusal Space, or contemporaneously with making any such proposal, or within a reasonable time after receipt of a proposal acceptable to Sublessor, Sublessor shall give Sublessee written notice ("Sublessor's Notice"), which notice identifies the space to be subleased, the proposed term and Sublessor's determination of the Refusal Rent. The term "Refusal Rent" shall mean the greater of
          (i) the then rent per square foot due under this Sublease (as escalated pursuant to the provisions hereof), which shall include the Monthly Base Rent and additional rent due under this Sublease together with all escalations and (ii) the rent and all other monetary payments and escalations that Sublessor could obtain from a third party desiring to sublease the space set forth in the Sublessor's Notice for a term of a length equal to the balance of the term of the sublease under market leasing conditions, and taking the terms of the sublease, quality of construction; services to be provided by Landlord or Sublessor or by Sublessee; the rent and all other monetary payments and escalations obtainable in the marketplace; and all other factors that would be relevant to such a third party in determining what such party would be willing to pay therefore. For a period of fifteen (15) business days after Sublessor gives Sublessor's Notice (the "Election Notice Period"), Sublessee shall have the right to sublease the space identified in Sublessor Notice for the balance of the term of this Sublease by giving Sublessor irrevocable written notice of Sublessee's election (the "Election Notice") to exercise its Refusal Right. If Sublessee exercises the Refusal Right by an Election Notice, Sublessee, within five (5) business days of delivery, shall sign an amendment to this Sublease providing for the inclusion of the Refusal Space on the above terms.

     (e) If Sublessee fails or elects not to exercise its Refusal Right as to the Refusal Space covered by Sublessor's Notice whether by not delivering the Election Notice within the Election Notice Period or otherwise, or if Sublessee does not execute a reasonably acceptable amendment to this Sublease prepared by Sublessor (and evidencing only the terms of such expansion) within five (5) business days after Sublessor's delivery to Sublessee of such form, then and in any event, Sublessee's Refusal Right shall no longer apply to the Refusal Space covered by Sublessor's Notice and Sublessor shall be free to Sublease such space and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of the Refusal Right. If any such Refusal Space shall again Available (i.e., the lease entered into by Sublessor and the Sublessee shall have expired) such space shall not be subject to this Section.

     (f) Upon the occurrence of any of the following events, Sublessor shall have the option, exercisable at any time prior to the time of Refusal Space is to be added to the Subleased Premises, to terminate the applicable exercise of the Refusal Right with the effect of canceling and voiding any such exercise so it is of no force or effect:

               (i) Sublessee's failure to timely exercise the Refusal Right in accordance with the provisions of this Section.

               (ii) The existence at the time Sublessee exercises the Refusal Right or at the time the Refusal Space is to be added to the Subleased Premises of any Sublessee Default which shall remain uncured after the giving of all required notices and the expiration of all applicable grace periods.

     (g) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

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     (h)  The terms and provisions of the Section are subject to the consent of the Prime Lessor under the Lease.

6. IMPROVEMENTS: Sublessor, at its sole cost and expense shall construct a demising wall separating the Subleased Premises from the remaining space on the 6th floor of the Building leased by Sublessor, said construction to be in accordance with the Lease, and with plans and specifications approved in writing by Sublessee, which approval shall not be unreasonably withheld, conditioned, or delayed, and subject to the consent of the Prime Lessor pursuant to the Lease. Sublessor shall have access to the Subleased Premises for the purpose of such construction. Sublessee acknowledges that such construction may take place subsequent to Sublessee's occupancy of the Subleased Premises. Sublessor agrees to make reasonable efforts to avoid interference with Sublessee's occupancy and the conduct of its business in the course of such construction. Sublessee agrees, at its sole cost and expense, to remove any personal property of Sublessee in order to accommodate such construction, and to otherwise cooperate with Sublessor in such construction.

7. EXTENSION RIGHTS: In the event Sublessee occupies the entire 6th floor of the Building leased by Sublessor, Sublessor agrees, upon receipt of a written request therefor, to request Prime Lessor's consent to Sublessor's assignment of the Lease to Sublessee on terms reasonably acceptable to Sublessor, and to otherwise cooperate with Sublessee to assign the Lease to Sublessee, provided, however, that Sublessor may condition the effectiveness of any such assignment upon the Prime Lessor releasing Sublessor from any further liability under the Lease.

8.   BROKER: Meredith & Grew, Inc., and Grubb & Ellis Company.

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                                    EXHIBIT D

                              Excluded Provisions:

     The following provisions of the Lease are deemed SPECIFICALLY EXCLUDED from the incorporation of the Lease into the Sublease by reference:

1.   Section 6
2.   Section 7
3.   Section 20
4.   Section 26
5.   Section 27
6.   Section 35
7.   Section 38
8.   Exhibit C to the Lease
9.   Last paragraph of Section 17